Exhibit 99.1

Revelation Biosciences, Inc. Announces Financial Results for the Three and Nine Months Ended September 30, 2023

San Diego, CA – November 13, 2023 – Revelation Biosciences, Inc. (NASDAQ: REVB) (the “Company” or “Revelation”), a life sciences company that is focused on harnessing the power of trained immunity for the prevention and treatment of disease, today reported its three and nine months ended September 30, 2023 financial results.

Corporate Highlights

•
Recently released biomarker data demonstrating the pharmacologic activity of Gemini in multiple preclinical studies including:
o
Significant mobilization and upregulation of white blood cells including neutrophils, monocytes and lymphocytes.
o
Significant upregulation of therapeutic cytokines including interleukin-10 (IL-10), neutrophil gelatinase associated lipocalin (NGAL) and interleukin-6 (IL-6).
•
Presented at the Healthcare Opportunities Conference hosted by ROTH MKM in October 2023.
•
Upcoming start of Phase 1 clinical study near the end of 2023.

“We are encouraged by our recently announced preclinical biomarker data that demonstrate the potential of Gemini to mobilize and upregulate infection fighting immune cells to fight and prevent infection.” said James Rolke, Chief Executive Officer of Revelation. “We are looking forward to demonstrating the same biomarker activity in our Phase 1 clinical study starting near the end of this year.”

Results of Operations

As of September 30, 2023, Revelation had $14.0 million in cash and cash equivalents, compared to $5.3 million as of December 31, 2022. The increase in cash and cash equivalents was primarily due to net cash received from financing activities, offset primarily by cash used for operating activities. Based on current operating plans and projections, Revelation believes that its current cash and cash equivalents are sufficient to fund operations through September of 2024.

Revelation’s net cash used for operating activities for the nine months ended September 30, 2023 was $5.3 million compared to net cash used for operating activities of $10.3 million for the same period in 2022. Revelation’s net loss for the three months ended September 30, 2023 was $2.6 million, or $0.42 basic and diluted net loss per share, compared to a net loss of $1.2 million, or $1.91 basic and diluted net loss per share for the same period in 2022. Revelation’s net income for the nine months ended September 30, 2023 was $2.1 million, or $0.43 basic net earnings per share and $0.41 diluted net earnings per share, compared to a net loss of $9.6 million, or $19.61 basic and diluted net loss per share for the same period in 2022.

Net income for the nine months ended September 30, 2023 was primarily due to the change in fair value of the warrant liability creating a $8.3 million gain. The changes in net cash used for operating activities and the decrease in net loss in 2023 as compared to 2022 were primarily due to decreased clinical study expenses associated with our Phase 2b viral challenge clinical study (REVTx-99a) and our Phase 1b allergen challenge study (REVTx-99b), legal fees, professional consulting service fees and public company directors and officers insurance policy.

About Gemini

Gemini is a proprietary formulation for systemic administration of phosphorylated hexaacyl disaccharide (PHAD®) and is being developed as a potential therapy for prevention and treatment of hospital acquired infection and as a potential treatment for acute and chronic organ disease including prevention of acute kidney injury, myocarditis, and chronic kidney disease. Revelation believes Gemini works through the process of trained immunity, comprising redirection and attenuation of the innate immune system’s response to external stress (infection, trauma, etc.). Revelation has conducted multiple preclinical studies demonstrating the therapeutic potential of Gemini in the target indications and plans to initiate clinical studies in 2023.

About Revelation Biosciences, Inc.

Revelation Biosciences, Inc. is a life sciences company focused on harnessing the power of trained immunity for the prevention and treatment of disease using its proprietary formulation Gemini. Revelation has multiple ongoing programs to evaluate Gemini, including as a prevention for hospital acquired infection and as a prevention for acute kidney injury.

For more information on Revelation, please visit www.RevBiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. These forward-looking statements are generally identified by the words "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions. We caution investors that forward-looking statements are based on management’s expectations and are only predictions or statements of current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those anticipated by the forward-looking statements. Revelation cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date they were made. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the ability of Revelation to meet its financial and strategic goals, due to, among other things, competition; the ability of Revelation to grow and manage growth profitability and retain its key employees; the possibility that the Revelation may be adversely affected by other economic, business, and/or competitive factors; risks relating to the successful development of Revelation’s product candidates; the clinical utility of an increase in intranasal cytokine levels as a biomarker of viral infections; the ability to successfully complete planned clinical studies of its product candidates; the risk that we may not fully enroll our clinical studies or enrollment will take longer than expected; risks relating to the occurrence of adverse safety events and/or unexpected concerns that may arise from data or analysis from our clinical studies; changes in applicable laws or regulations; expected initiation of the clinical studies, the timing of clinical data; the outcome of the clinical data, including whether the results of such study is positive or whether it can be replicated; the outcome of data collected, including whether the results of such data and/or correlation can be replicated; the timing, costs, conduct and outcome of our other clinical studies; the anticipated treatment of future clinical data by the FDA, the EMA or other regulatory authorities, including whether such data will be sufficient for approval; the success of future development activities for its product candidates; potential indications for which product candidates may be developed; the potential impact that COVID-19 may have on Revelation’s suppliers, vendors, regulatory agencies, employees and the global economy as a whole; the ability of Revelation to maintain the listing of its securities on NASDAQ; investor sentiment relating to SPAC related going public transactions; the expected duration over which Revelation’s balances will fund its operations; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by Revelation.

REVELATION BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating expenses:
Research and development	$1,651,367	$381,566	$3,085,918	$5,037,429
General and administrative	1,126,530	817,898	3,244,856	4,608,755
Total operating expenses	2,777,897	1,199,464	6,330,774	9,646,184
Loss from operations	(2,777,897)	(1,199,464)	(6,330,774)	(9,646,184)
Other income (expense):
Change in fair value of warrant liability	92,561	—	8,260,735	—
Other income (expense)	56,960	28,728	152,688	24,221
Total other income (expense), net	149,521	28,728	8,413,423	24,221
Net (loss) income	$(2,628,376)	$(1,170,736)	$2,082,649	$(9,621,963)

Net (loss) earnings per share, basic	$(0.42)	$(1.91)	$0.43	$(19.61)
Weighted-average shares used to compute net (loss) earnings per share, basic	6,297,303	611,998	4,857,628	490,562

Net (loss) earnings per share, diluted	$(0.42)	$(1.91)	$0.41	$(19.61)
Weighted-average shares used to compute net (loss) earnings per share, diluted	6,297,303	611,998	5,024,091	490,562

REVELATION BIOSCIENCES, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$13,994,537	$5,252,979
Deferred offering costs	—	87,171
Prepaid expenses and other current assets	152,637	73,132
Total current assets	14,147,174	5,413,282
Property and equipment, net	71,346	90,133
Total assets	$14,218,520	$5,503,415
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,257,224	$554,205
Accrued expenses	1,022,035	985,497
Deferred underwriting commissions	2,911,260	2,911,260
Warrant liability	209,478	—
Total current liabilities	5,399,997	4,450,962
Total liabilities	5,399,997	4,450,962
Stockholders’ equity:
Series A Preferred Stock, $0.001 par value; zero and one shares authorized, issued and outstanding at September 30, 2023 and December 31, 2022, respectively; liquidation preference of $0 and $5,000 at September 30, 2023 and December 31, 2022, respectively	—	—
Common Stock, $0.001 par value; 500,000,000 shares authorized at September 30, 2023 and December 31, 2022 and 6,297,303 and 682,882 issued and outstanding at September 30, 2023 and December 31, 2022, respectively	6,297	683
Additional paid-in-capital	32,076,425	26,398,618
Accumulated deficit	(23,264,199)	(25,346,848)
Total stockholders’ equity	8,818,523	1,052,453
Total liabilities and stockholders’ equity	$14,218,520	$5,503,415

Company Contacts

Sandra Vedrick

Vice President, Investor Relations & Human Resources

Revelation Biosciences, Inc.

Email: svedrick@revbiosciences.com

and

Chester Zygmont, III

Chief Financial Officer

Revelation Biosciences, Inc.

Email: czygmont@revbiosciences.com